EXHIBIT 5.1

BAKER DONELSON CENTER, SUITE 800 211 COMMERCE STREET NASHVILLE, TENNESSEE 37201 MAILING ADDRESS: P.O. BOX 190613 NASHVILLE, TENNESSEE 37219 PHONE: 615.726.5600 FAX: 615.726.0464
www.bakerdonelson.com

September 1, 2017

Board of Directors

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Franklin Financial Network, Inc., a Tennessee corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (as amended, the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2017. The Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale from time to time by the Company of up to an aggregate of $150,000,000 of its: (i) shares of common stock, no par value per share (the “Common Stock”); (ii) shares of preferred stock, no par value per share (the “Preferred Stock”); (iii) one or more series of senior or subordinated debt securities (the “Debt Securities”) that will be issued under one or more indentures (each, an “Indenture”) between the Company and a trustee to be named therein (the “Trustee”); (iv) warrants to purchase shares of Common Stock, shares of Preferred Stock, Debt Securities and/or Depositary Shares (the “Warrants”) that will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be named therein (the “Warrant Agent”); (v) depositary shares of the Company representing fractional interests in shares of Preferred Stock of any series (the “Depositary Shares”) that will be represented by depositary receipts (“Depositary Receipts”) issued pursuant to one or more depositary agreements (each, a “Depositary Agreement”) between the Company and a depositary to be named therein (the “Depositary”); (vi) purchase contracts to purchase Common Stock, Preferred Stock, Debt Securities or Depositary Shares (the “Purchase Contracts”) that will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and a purchase contract agent to be named therein (the “Purchase Contract Agent”); (vii) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares or any combination thereof (the “Rights”)

Board of Directors

Franklin Financial Network, Inc.

to be issued under a rights agreement (the “Rights Agreement”) between the Company and a rights agent to be named therein (the “Rights Agent”); (viii) units comprised of a combination of two or more of the above securities (the “Units”) that will be issued under one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be named therein (the “Unit Agent”); and/or (ix) any combination of the foregoing. The Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Depositary Shares, the Purchase Contracts, the Rights and the Units that may be offered and sold by the Company are herein referred to as the “Registered Securities.”

The Registered Securities may be offered and sold by the Company from time to time pursuant to Rule 415 under the Securities Act as set forth in the Prospectus, as supplemented by the various Prospectus Supplements that may be filed under the Securities Act. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Registered Securities.

In rendering our opinions set forth below, we have reviewed such corporate documents and records of the Company, such certificates of public officials and such other matters as we have deemed necessary or appropriate for purposes of this opinion letter. As to facts material to the opinions and assumptions expressed herein, we have relied upon oral and written statements and representations of officers and other representatives of the Company. We also have assumed that (i) all documents submitted to us as originals are authentic; (ii) all signatures are genuine; (iii) all documents submitted to us as certified, conformed or photostatic copies conform to the authentic original documents; and (iv) all natural persons have the requisite legal capacity.

Based upon the foregoing, we are of the opinion that:

1.	The Common Stock (including any Common Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, (ii) upon the exchange or conversion of Debt Securities which are exchangeable or convertible into Common Stock, (iii) upon the exercise of any duly issued Warrants exercisable for Common Stock, (iv) pursuant to a Purchase Contract, (v) pursuant to a Right or (vi) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Common Stock against payment therefor of such lawful consideration as the Company’s Board of Directors (the “Board”) (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

2.	The Preferred Stock (including any Preferred Stock duly issued: (i) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another series of Preferred Stock, (ii) upon the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) upon the exchange or conversion of Depositary Shares or Debt Securities that are exchangeable or convertible into Preferred Stock, (iv) pursuant to a Purchase Contract, (v) pursuant to a Right or (vi) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Preferred Stock against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and non-assessable.

Board of Directors

Franklin Financial Network, Inc.

3.	The Debt Securities (including any Debt Securities duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Debt Securities, (ii) pursuant to a Purchase Contract, (iii) pursuant to a Right or (iv) as a component of a Unit), upon issuance and delivery of certificates (or book-entry notation if uncertificated) for such Debt Securities against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

4.	The Warrants (including any Warrants duly issued: (i) pursuant to a Purchase Contract, (ii) pursuant to a Right or (iii) as a component of a Unit) upon their issuance and delivery of certificates (or book-entry notation if uncertificated) for such Warrants against payment therefor of such lawful consideration as the Board (or a duly authorized committee thereof) may determine, will be validly issued and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

5.	The Depositary Receipts evidencing Depositary Shares (including any Depositary Shares duly issued: (i) upon the exercise of any duly issued Warrants exercisable for Depositary Shares, (ii) pursuant to a Right or (iii) as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will be validly issued, and will entitle the holders thereof to the rights specified in the Depositary Shares that they represent and in the Depositary Agreement pursuant to which they are issued.

6.	The Purchase Contracts (including any Purchase Contracts duly issued as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7.	The Rights (including any Rights duly issued as a component of a Unit), upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

8.	The Units, upon receipt by the Company of such lawful consideration therefor as the Board (or an authorized committee thereof) may determine, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, shall have become effective under the Securities Act (and will remain effective at the time of issuance of any Registered Securities thereunder); (ii) a Prospectus Supplement describing each class or series of Registered Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (iii) the definitive terms of each class or series of Registered Securities shall have

Board of Directors

Franklin Financial Network, Inc.

been established in accordance with resolutions duly adopted by the Board (or an authorized committee thereof) (each, a “Board Action”), the Company’s Charter (as amended from time to time, the “Charter”) and applicable law; (iv) the Company will issue and deliver the Registered Securities in the manner contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any applicable underwriting, purchase or similar agreement and any Registered Securities issuable upon conversion, exchange or exercise of any other Registered Security, will have been authorized and reserved for issuance, in each case within the limits of the then remaining authorized but unreserved and unissued amounts of such Registered Securities; (v) the total number of shares of Common Stock and Preferred Stock issuable (including upon conversion, exchange or exercise of any other Registered Security) will not exceed the total number of shares of Common Stock and Preferred Stock, as the case may be, that the Company is then authorized to issue under its Charter; (vi) the Board Action authorizing the Company to issue, offer and sell the Registered Securities will have been adopted by the Board (or an authorized committee thereof) and will be in full force and effect at all times at which the Registered Securities are offered or sold by the Company; and (vii) all Registered Securities will be issued in compliance with applicable federal and state securities laws.

With respect to any Registered Securities consisting of any series of Preferred Stock, we have further assumed that appropriate articles of amendment to the Charter establishing the designations, preferences, rights and other terms of such series of Preferred Stock being issued and delivered shall have been duly approved by the Board and filed with and accepted for record by the Secretary of State of the State of Tennessee.

With respect to any Registered Securities consisting of Debt Securities, we have further assumed that (i) an Indenture relating to such Debt Securities shall have been duly authorized, executed and delivered on behalf of the Company; (ii) all terms of such Debt Securities not provided for in such Indenture shall have been established in accordance with the provisions of the Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by the Company and the Trustee; (iii) such Debt Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture; (iv) such Debt Securities, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Debt Securities, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Registered Securities consisting of Warrants, we have further assumed that (i) such Warrants will be issued and delivered after due authorization, execution and delivery by the Company of a Warrant Agreement, approved by us, relating to the Warrants; (ii) all terms of such Warrants shall have been established in accordance with the provisions of such Warrant Agreement(s); (iii) such Warrants shall have been duly executed, issued and delivered in accordance with the provisions of such Warrant Agreement(s); (iv) such Warrants and the related Warrant Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Warrants and the related Warrant Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Board of Directors

Franklin Financial Network, Inc.

With respect to any Registered Securities consisting of Depositary Shares, we have further assumed that: (i) such Depositary Shares will be issued and delivered after due authorization, execution and delivery by the Company of a Depositary Agreement, approved by us, relating to the Depositary Shares; (ii) such Depositary Shares will be issued after the Company deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued and fully paid as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the Depositary Agreement; (iii) the Depositary Receipts shall have been duly executed, issued and delivered in accordance with the provisions of such Depositary Agreement(s); (iv) such Depositary Receipts and the related Depositary Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Depositary Receipts and the related Depositary Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Registered Securities consisting of Purchase Contracts, we have further assumed that (i) such Purchase Contracts will be issued and delivered after due authorization, execution and delivery by the Company of a Purchase Contract Agreement, approved by us, relating to the Purchase Contracts; (ii) all terms of such Purchase Contracts shall have been established in accordance with the provisions of such Purchase Contract Agreement(s); (iii) such Purchase Contracts shall have been duly executed, issued and delivered in accordance with the provisions of such Purchase Contract Agreement(s); (iv) such Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Purchase Contracts and the related Purchase Contract Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

With respect to any Registered Securities consisting of Rights, we have further assumed that (i) such Rights will be issued and delivered after due authorization, execution and delivery by the Company of a Rights Agreement, approved by us, relating to the Rights; (ii) all terms of such Rights shall have been established in accordance with the provisions of such Rights Agreement(s); (iii) such Rights shall have been duly executed, issued and delivered in accordance with the provisions of such Rights Agreement(s); (iv) such Rights and the related Rights Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) such Rights and the related Rights Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Board of Directors

Franklin Financial Network, Inc.

With respect to any Registered Securities consisting of Units, we have further assumed that (i) each component of such Units will be authorized, validly issued and fully paid (to the extent applicable) as contemplated by the Registration Statement and the applicable Unit Agreement, if any; (ii) such Units will be issued and delivered after due authorization, execution and delivery by the Company of a Unit Agreement relating to the Units; (iii) all terms of such Units shall have been established in accordance with the provisions of such Unit Agreement(s); (iv) such Units shall have been duly executed, issued and delivered in accordance with the provisions of such Unit Agreement(s); (v) such Units and the related Unit Agreement(s), as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) such Units and the related Unit Agreement(s), as executed and delivered, comply with all requirements and restrictions, if any, applicable to the Company, in any case whether imposed by any court or governmental or regulatory body having jurisdiction over the Company.

To the extent that the obligations of the Company under an Indenture may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Trustee under each Indenture (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Indenture; (iii) has duly authorized, executed and delivered such Indenture and such Indenture constitutes the legally valid and binding obligation of such Trustee enforceable against such Trustee in accordance with its terms; (iv) is in compliance, with respect to acting as a trustee under such Indenture, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Indenture.

To the extent that the obligations of the Company under any Warrant or Warrant Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Warrant Agent under each Warrant Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Warrant Agreement; (iii) has duly authorized, executed and delivered such Warrant Agreement and such Warrant Agreement constitutes the legally valid and binding obligation of such Warrant Agent enforceable against such Warrant Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Warrant Agent under such Warrant Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Warrant Agreement.

To the extent that the obligations of the Company under a Depositary Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Depositary under each Depositary Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in activities contemplated by such Depositary Agreement; (iii) has duly authorized, executed and delivered such Depositary Agreement and such Depositary Agreement constitutes the legally valid and binding obligation of such Depositary enforceable against such Depositary in accordance with its terms; (iv) is in compliance, with respect to acting as a Depositary under such Depositary Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Depositary Agreement.

Board of Directors

Franklin Financial Network, Inc.

To the extent that the obligations of the Company under any Purchase Contracts or Purchase Contract Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Purchase Contract Agent under each Purchase Contract Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Purchase Contract Agreement; (iii) has duly authorized, executed and delivered such Purchase Contract Agreement and such Purchase Contract Agreement constitutes the legally valid and binding obligation of such Purchase Contract Agent enforceable against such Purchase Contract Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Purchase Contract Agent under such Purchase Contract Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Purchase Contract Agreement.

To the extent that the obligations of the Company under any Rights or Rights Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Rights Agent under each Rights Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Rights Agreement; (iii) has duly authorized, executed and delivered such Rights Agreement and such Rights Agreement constitutes the legally valid and binding obligation of such Rights Agent enforceable against such Rights Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Rights Agent under such Rights Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Rights Agreement.

To the extent that the obligations of the Company under any Unit or Unit Agreement may be dependent on such matters, we further have assumed for purposes of this opinion letter that the Unit Agent under each Unit Agreement (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) is duly qualified to engage in the activities contemplated by such Unit Agreement; (iii) has duly authorized, executed and delivered such Unit Agreement and such Unit Agreement constitutes the legally valid and binding obligation of such Unit Agent enforceable against such Unit Agent in accordance with its terms; (iv) is in compliance, with respect to acting as a Unit Agent under such Unit Agreement, with all applicable laws and regulations; and (v) has the requisite organizational and legal power and authority to perform its obligations under such Unit Agreement.

The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors (including, without limitation, the effect of statutory or other laws regarding preferential transferees); (ii) the effect of general equitable principles (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy.

Board of Directors

Franklin Financial Network, Inc.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions expressed herein are limited to, the laws of the State of Tennessee and, to the extent set forth as the governing law in an agreement filed as an exhibit to the Registration Statement under which Registered Securities are to be issued as described in this opinion, the laws of the State of New York. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur which could affect the opinions contained herein.

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement, and any amendments or supplements thereto, and further consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, PC